Filed in the Office of	Business Number E18732192021-0
[signature]	Filing Number 20244380559
Secretary of State State Of Nevada	Filed On 10/4/2024 11:02:00 AM
	Number of Pages 3

Dudding

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Expion360 Inc.

Entity or Nevada Business Identification Number (NVID): NV20212271723

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 10/08/2024 Time: 5:00 pm Pacific Time (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Section 1 of ARTICLE IV as per Exhibit A attached hereto (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF EXPION360 INC.

Adopted in accordance with the provisions of Section 78.2055 of the Nevada Revised Statutes

Expion360 Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, by its duly authorized officer, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.2055 of the Nevada Revised Statutes setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the "Certificate of Amendment") and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 78.2055 of the Nevada Revised Statutes of the State of Nevada. The amendment amends the Articles of Incorporation of the Corporation as follows:

ARTICLE IV of the Corporation's Articles of Incorporation shall be amended by adding a new paragraph after the first paragraph of Section 1 of ARTICLE IV to read as follows:

> "Each one hundred (100) shares of the Common Stock, par value \$0.001 per share, of the Corporation issued and outstanding or held in treasury as of the effectiveness of this Certificate of Amendment of the Articles of Incorporation with the Secretary of State of the State of Nevada shall automatically be reclassified as, combined and changed into one (1) share of Common Stock, par value \$0.001 per share, of the Corporation, without any action by the holders thereof. No fractional shares shall be issued in connection with this reclassification. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the reclassification will receive one whole share of Common Stock in lieu of such fractional share."

SECOND: This Certificate of Amendment shall be effective as of October 8, 2024 at 5:00 p.m. Pacific Time.